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                           LAMAR CAPITAL CORPORATION
                           401 Shelby Speights Drive
                           Purvis, Mississippi 39475

                                     PROXY

         This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Robert W. Roseberry and Jane P. Roberts or either of them (with full power to act alone and to appoint a substitute), as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of Lamar Capital Corporation ("Lamar") held of record by the undersigned on __________, 2001 at the special meeting of shareholders (the "Meeting") to be held on ___________ , 2001, at ____am, local time, and at any and all adjournments thereof as follows:

1. The proposal to approve and adopt the Agreement and Plan of Merger between Hancock Holding Company ("Hancock") and Lamar whereby Lamar will be merged into Hancock.

     FOR _________  AGAINST ________   ABSTAIN ________

 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors recommends a vote "FOR" Proposal 1.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.

     Please sign exactly as your name appears on certificate(s) representing shares to be voted by this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person. If shares are held as joint tenants, each holder should sign.

Dated ___________________, 2001


_____________________________            __________________________
SIGNATURE OF SHAREHOLDER                 SIGNATURE OF SHAREHOLDER

     PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.